Exhibit 10.33

Named Executive Officer Compensation Information – 2010 Salaries and Target Bonus Percentages

The table below provides information regarding the annual base salaries and target bonus percentages for the Company’s 2009 named executive officers for the 2010 performance period, effective April 1, 2010:

Named Executive Officer	2010 Annual Base Salary		2010 Target Bonus Percentage (1)
Ronald W. Barrett, PhD Chief Executive Officer	$446,250	(2)	90%
William G. Harris Senior Vice President of Finance and Chief Financial Officer	$342,000		40%
William J. Rieflin President	$348,500	(2)	60%
Vincent J. Angotti Senior Vice President, Chief Commercialization Officer	$395,000		40%
David R. Savello, PhD Senior Vice President of Development	$342,500		40%

(1)	Represents a percentage of 2010 annual base salary pursuant to the terms and conditions of the XenoPort, Inc. Corporate Bonus Plan.
(2)	In March 2010, in light of the Company’s reduction in force and restructuring, and consistent with the Company’s cash conservation and expense reduction strategies due to the uncertainty resulting from the FDA’s Complete Response letter regarding the Horizant new drug application, Dr. Barrett and Mr. Rieflin each voluntarily reduced his respective 2010 base salary by 15%, effective April 1, 2010.